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                                                                   EXHIBIT 10.25
                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of August 1, 1996, between ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation (the "Company"), and GEOFFREY L. FAUX, a resident of the State of Georgia ("Executive").

                              W I T N E S S E T H:
                              -------------------

      WHEREAS, the Company and its subsidiaries are engaged in providing management services to orthodontic practices throughout the United States;

      WHEREAS, the Company desires to avail itself of Executive's talents and expertise, and to employ him as Executive Vice President and Chief Administrative Officer of the Company and certain of its subsidiaries, and Executive is willing to accept such employment, all on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises, and other mutual promises and covenants hereinafter contained, the Company and Executive do hereby agree, for their mutual benefit, as follows:

SECTION 1. EMPLOYMENT.
           ----------

      Executive shall be employed by the Company under this Agreement, effective as of September 1, 1996, and Executive accepts such employment upon the terms and conditions hereinafter set forth.

SECTION 2.  TERM.
            ----

      The term of employment provided for in this Agreement shall commence on September 1, 1996, and shall remain in full force and effect for a period of three (3) years thereafter; provided, however, that such term shall be automatically extended for an additional two (2) year period unless, no later than six (6) months prior to the expiration of the initial three (3) year period, either party hereto shall provide written notice of its or his desire to not extend the term hereof to the other party hereto.

SECTION 3.  POSITIONS, POWERS AND DUTIES.
            ----------------------------

      Executive shall be employed by the Company during the term of his employment under this Agreement to serve as Executive Vice President and Chief Administrative Officer of the Company, with such other positions and titles as may be assigned to him from time to time by the Chairman of the Board and Chief Executive Officer and the Board of Directors (the "Board of Directors") of the Company. Executive shall report directly to the Chairman of the Board and Chief Executive Officer of the Company and the Board of Directors. In addition, the
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Company shall use its reasonable best efforts to cause Executive to be nominated and elected as a Director of the Company within a year following the date hereof.

      In carrying out his duties under this Agreement, Executive shall have such powers, responsibilities and duties usually incident to an Executive Vice President and Chief Administrative Officer, together with such other powers, responsibilities and duties, commensurate with Executive's position as an Executive Vice President and Chief Administrative Officer, which may be assigned to him from time to time by the Chairman of the Board and Chief Executive Officer of the Company and/or the Board of Directors. Executive's initial responsibilities and duties shall include general responsibility for orthodontist recruiting, marketing and investor relations for the Company and its subsidiaries. The performance by Executive of any duties assigned to him which are not of the type provided for herein shall not constitute a waiver of his rights hereunder or an abrogation, abandonment or termination of this Agreement.

      Executive shall devote all of his working time and best efforts in the best interest of and on behalf of the Company throughout the term of this Agreement in a manner appropriate for an executive having Executive's position, duties, responsibilities and status. Executive shall not be restricted from engaging in a business which is noncompetitive with the Company and its subsidiaries and affiliates after normal working hours or on weekends or from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made.

SECTION 4.  PLACE OF PERFORMANCE.
            --------------------

      The headquarters for the performance of Executive's duties shall be located in Ponte Vedra Beach, Florida, but from time to time Executive shall be required to travel to the Company's other locations in the proper conduct of his responsibilities under this Agreement. Due to the national scope of the Company's business, the Company may require Executive to spend a reasonable amount of time traveling, as his duties and the business of the Company and its subsidiaries and affiliates may require.

SECTION 5.  COMPENSATION.
            ------------

      For all services rendered by Executive pursuant to this Agreement, the Company shall pay Executive the following compensation:

      (a) A base salary at the annual rate of $200,000 for the period September 1, 1996 through September 1, 1997, such salary to be paid in accordance with the regular payroll practices of the Company, as such may exist from time to time. Such salary shall be reviewed annually by the Chairman of the Board and Chief Executive Officer and the Compensation Committee (the "Compensation Committee") of the Board of Directors.

      (b) (i) In addition to the above base salary, for each fiscal year or portion thereof (on a pro-rata basis) during the term hereof, Executive shall be paid a target

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           incentive bonus (the "Base Bonus") in the amount of forty percent
           (40%) of Executive's base salary per annum during such year, which Base Bonus shall be payable only if the Company meets or exceeds the annual performance standard (the "Annual Performance Standard") established from time to time by the Compensation Committee.

           (ii) In the event, however, that during such year or portion thereof (on a pro-rata basis) the Company exceeds the Annual Performance Standard by (i) fifteen percent (15%) or more, Executive shall, in lieu of the Base Bonus, be paid a target incentive bonus in the amount of sixty percent (60%) of Executive's base salary per annum during such year, or (ii) twenty-two and one-half percent (22.5%) or more, Executive shall, in lieu of the Base Bonus, be paid a target incentive bonus in the amount of eighty percent (80%) of Executive's base salary per annum during such year (each, a "Premium Bonus").

           (iii) The Annual Performance Standard will be established for each fiscal year during the term of this Agreement by the Compensation Committee. The Annual Performance Standard may be changed prior to the beginning of any fiscal year (or portion thereof) during the term of this Agreement, and the Compensation Committee may, in its discretion, so change the Annual Standard for the purposes of this paragraph. The Compensation Committee or the Company shall give notice to Executive of any such change in the Annual Performance Standard.

           (iv) The Base Bonus or Premium Bonus, as applicable, shall be paid on an annual basis and shall be payable within ten (10) days following the date on which the Compensation Committee determines the amount of the Base Bonus or the Premium Bonus, as applicable.

      (c)  (i)    In addition to the above cash compensation, on October 25,
           1996, September 1, 1997 and September 1, 1998, Executive shall be granted incentive stock options under the Company's 1994 Stock Incentive Plan (the "Option Plan") to purchase 50,000, 15,000 and 20,000 shares, respectively, of Common Stock, $.01 par value per share (the "Common Stock"), of the Company, and, if the term of this Agreement shall be extended pursuant to Section 2 hereof, on September 1, 1999 and September 1, 2000, Executive shall be granted incentive stock options under the Option Plan to purchase 25,000 and 30,000 shares, respectively, of Common Stock.

           (ii) Further, if, during any two-year cycle during the term hereof (beginning with the two-year cycle during fiscal years 1997 and 1998), the Company exceeds by at least 15%, 20% or 25% the performance standard for long-term performance (the "Long-Term Performance Standard") established by the Compensation Committee for such two-year cycle, Executive shall receive additional grants of incentive stock options under the Option Plan to purchase

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           10,000, 17,500 or 25,000 shares of Common Stock, respectively.  For purposes of this Agreement the Long-Term Performance Standard will be determined, initially, based upon the expected number of openings of new orthodontic centers, affiliations with orthodontists, revenues and/or earnings per share of the Company. If, during the term of this Agreement, the Compensation Committee shall determine that the Long-Term Performance Standard shall be changed to a different performance measure, i.e., total shareholder return, relative shareholder value, stock price appreciation or other criteria, the Long-Term Performance Standard may be changed, with prior notification and discussion with Executive.

      (c) Executive shall be entitled to participate in any other bonus plan or long-term incentive plan approved by the Board of Directors for the Company's management and shall be eligible for other discretionary bonuses approved by the Board of Directors.

      (d) For purposes of administration, the terms of this Agreement shall be given effect on a pro-rata basis for partial fiscal years and otherwise administered on a fiscal year basis.

      (e) Options granted to Executive hereunder shall vest in a manner consistent with the vesting schedule of options granted under the Option Plan to other members of senior management of the Company, and the number thereof shall be adjusted proportionally to reflect any stock split or stock dividend of the Common Stock following the date hereof.

SECTION 6.  EMPLOYEE BENEFITS.
            -----------------

      Subject to eligibility requirements, Executive will be entitled to participate during the term hereof in any employee retirement, benefit or welfare plans provided by the Company to its employees and/or to its senior executives, such as life insurance, health and dental, retirement, savings and disability plans which the Company has in effect or may adopt from time to time. Without limiting the generality of the foregoing, the Company shall provide Executive the following during the term of this Agreement:

      (a) a reasonable paid vacation during each year of this Agreement of up to three (3) weeks per annum;

      (b) mileage reimbursement for use of Executive's personal vehicle in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy;

      (c) a one-time "signing" bonus of $15,000, to be paid in cash within thirty (30) days following the date hereof; and

      (d) consideration, at least annually, by the Compensation Committee for the grant to Executive of options to purchase Common Stock subsequent to the grants outlined in Section 5(c) hereof.

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SECTION 7.  EXPENSES.
            --------

      Executive is authorized to incur reasonable expenses in promoting the business of the Company and its subsidiaries, including expenses, to the extent used for business purposes, for entertainment, travel and similar items. The Company will reimburse Executive for all such expenses, upon the presentation by him of an itemized account of such expenditures in accordance with the Company's expense reimbursement procedures.

SECTION 8.  DEFINITIONS.
            -----------

      As used in this Agreement, the following terms shall have the meanings set forth below:

      (a) "CAUSE" shall mean (i) violations by Executive of Executive's obligations under this Agreement (other than as a result of incapacity due to physical or mental illness) which violation (A) is willful and deliberate on Executive's part, or committed in bad faith or without reasonable belief that such violation is in the best interests of the Company, and (B) are not remedied within thirty (30 days) after receipt of written notice from the Company specifying such violations, (ii) the conviction of Executive of a felony or other crime involving moral turpitude, or (iii) willful dishonesty towards, fraud or embezzlement upon or deliberate injury or attempted injury to the Company by Executive.

      (b)  "CHANGE IN CONTROL" shall mean:

           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("the Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and
           (3) of subsection (iii) below;

           (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least

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           a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
           (2) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

           (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      (c) "CODE" shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same may be amended from time to time.

      (d) "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Company sponsored long-term

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disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Company-sponsored long-term disability program covering Executive, Executive shall be presumed totally and permanently disabled if so determined by the Board of Directors following reasonable review of a medical opinion certifying that Executive will be unable to perform his duties under this Agreement for at least one hundred twenty (120) substantially consecutive days due to a physical or mental condition.

      (e)  "GOOD REASON" shall mean:

           (i) The assignment to Executive, without Executive's prior written consent, of any duties inconsistent with Executive's position, duties, responsibilities and status with the Company as described in this Agreement or an adverse change in Executive's titles or offices or any removal of Executive from any of such positions, except in connection with the termination of this Agreement under Sections 9(c), 9(d) or 9(e);

           (ii) A reduction in Executive's base salary, as the same may be increased from time to time;

           (iii) A termination by the Company of any compensation, retirement, benefit or welfare plan in which Executive is participating, without substituting plans providing Executive with substantially similar benefits, or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive;

           (iv) Any purported termination for Cause or Disability without reasonable grounds therefor; or

           (v) The relocation of Executive's primary work location to a location that is more than thirty (30) miles from Executive's primary work location without Executive's prior consent.

      (f) "RETIREMENT DATE" shall mean the date Executive reaches age 70 1/2, or the date Executive retires in accordance with the Company's retirement arrangements established for Executive with Executive's consent.

SECTION 9. TERMINATION.
           -----------

      This Agreement shall terminate upon the occurrence of any of the following termination events:

      (a) Executive gives notice to the Company prior to the occurrence of a Change in Control that Executive wishes to terminate this Agreement for any reason other than Good

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Reason not less than one hundred eighty (180) days after such notice is given, such termination to be effective on the date specified in such notice;

      (b) Executive gives notice to the Company prior to the occurrence of a Change in Control that Executive wishes to terminate this Agreement for Good Reason not less than ninety (90) days after such notice is given, such termination to be effective on the date specified in such notice;

      (c) the Company gives notice to Executive that the Company wishes to terminate this Agreement for Cause, such termination to be effective upon receipt by Executive of such notice;

      (d) Executive dies or Executive ceases to be able to perform his duties hereunder due to death or a Disability, such termination to be effective immediately upon such death or Disability;

      (e) Executive reaches his Retirement Date, such termination to be effective upon such Retirement Date;

      (f) the Company gives notice to Executive that the Company wishes to terminate this Agreement for any reason other than for Cause, such termination to be effective upon receipt by Executive of such notice;

      (g) the Company gives notice to Executive following the occurrence of a Change in Control that the Company wishes to terminate this Agreement for any reason other than for Cause or due to Executive's death, Disability or Retirement Date, such termination to be effective upon receipt by Executive of such notice; or

      (h) Executive gives notice to the Company following the occurrence of a Change in Control that Executive wishes to terminate this Agreement for Good Reason, such termination to be effective upon receipt by the Company of such notice.

SECTION 10.  TERMINATION BENEFITS.
             --------------------

      (a) Upon the occurrence of an event of termination described in Section 9(a) or 9(c), Executive shall be entitled to receive the following as severance compensation:

           (i) payment of any previously unpaid base salary and earned annual incentive through the date of termination;

           (ii) payment of all vested deferred compensation; and

           (iii) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of the Company' employee retirement, benefit and welfare plans.

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      (b) Upon the occurrence of an event of termination described in Section
9(d) or 9(e), Executive (or Executive's estate in the event of Executive's death) shall be entitled to receive the following as severance compensation:

           (i) payment of any previously unpaid base salary and earned annual incentive through the date of termination or disability;

           (ii) payment of all vested deferred compensation; and

           (iii) continuation of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of the Company' employee retirement, benefit and welfare plans for the remainder of the employment agreement term.

      (c) Upon the occurrence of an event of termination described in Sections 9(b) or 9(f), Executive shall be entitled to receive the following as severance compensation:

           (i) payment of any previously unpaid base salary through the date of termination;

           (ii) continued payment of Executive's annual base salary at the time of termination for the remaining term of this Agreement, but in no event for a period of less than three (3) years; provided, however, that if Executive accepts other employment or is engaged in his own business during such period, the severance compensation payable to Executive during such period will be reduced by the amount of compensation that the Employee is receiving in respect of such other employment or business.

           (iii)  payment of all vested deferred compensation;

           (iv) payment of an amount equal to two (2) times Executive's average annual incentive bonus during the preceding two (2) years;

           (v) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of the Company' employee retirement, benefit and welfare plans;

           (vi) subject to the terms and eligibility requirements of any such plan, continued coverage during the remainder of the term hereof following the date of termination under any employee retirement, benefit and welfare plans of the Company for which Executive is then eligible; provided that, (A) if Executive's participation in any such plan is not permitted under the terms thereof, the Company will use reasonable best efforts to provide or arrange comparable coverage for Executive, (B) the Company's obligation under this paragraph (vi) will terminate with respect to any plan on the date Executive first becomes

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           eligible for the same type of coverage under another employer's plan, and (C) to the extent applicable, upon termination of coverage under any plan pursuant to this paragraph (vi), Executive shall have the option to have assigned to him at no cost and with no apportionment for prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Executive;

           (vii) a right to immediately vest in one hundred percent (100%) of all options to purchase Common Stock that have been granted to Executive by the Company and a period of at least ninety (90) days following termination for Executive to exercise all such options in accordance with the terms thereof; and

           (viii) payment of the reasonable costs for outplacement services, in an amount of up to $5,000, during the lesser of the period (A) until Executive becomes employed on a full-time basis, or (B) six (6) months following the date of termination of this Agreement.

      (d) Upon the occurrence of an event of termination described in Section 9(g) or 9(h), Executive shall be entitled to receive the following as severance compensation:

           (i) payment of any previously unpaid base salary through the date of termination;

           (ii) continued payment of Executive's annual base salary at the time of termination for the remaining term of this Agreement, but in no event for a period of less than three (3) years;

           (iii)  payment of all vested deferred compensation;

           (iv) payment of an amount equal to two (2) time Executive's average annual incentive bonus during the preceding two (2) years; and

           (v) subject to the terms and eligibility requirements of any such plan, continued coverage during the remainder of the term hereof following the date of termination under any employee retirement, benefit and welfare plans of the Company for which Executive is then eligible; provided that, (A) if Executive's participation in any such plan is not permitted under the terms thereof, the Company will use reasonable best efforts to provide or arrange comparable coverage for Executive, (B) the Company's obligation under this paragraph (v) will terminate with respect to any plan on the date Executive first becomes eligible for the same type of coverage under another employer's plan, and (C) to the extent applicable, upon termination of coverage under any plan pursuant to this paragraph (v), Executive shall have the option to have assigned to him at no cost and with no apportionment for prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Executive;

          (vi) a right to immediately vest in one hundred percent (100%) of all options to purchase Common Stock that have been granted to Executive by the Company and a period of at least ninety (90) days following termination for Executive to exercise all such options in accordance with the terms thereof; and

           (vii) payment of the reasonable costs for outplacement services, in an amount of up to $5,000, during the lesser of the period (A) until Executive becomes employed on a full-time basis, or (B) six (6) months following the date of termination of this Agreement.

      (e) At the Executive's election, he may receive a lump sum amount equal to the present value of such severance payments described above which may not be greater than three (3) times the Executive's base salary. The present value will be determined using a discount rate equal to the ninety (90) day treasury bill interest rate in effect on the date of delivery of such notice. Notwithstanding the foregoing, the Company is not required to pay the Executive any amount which is not deductible for federal income purposes.

SECTION 11.  NON-COMPETITION AND CONFIDENTIALITY.
             -----------------------------------

      (a) During the term of this Agreement and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, own, operate, be employed by, be a director of, act as a consultant for, be associated with, or be a partner or have a proprietary interest in, any enterprise, partnership, association, corporation, joint venture or other entity, which is competitive with the orthodontic practice management services business of the Company, or any subsidiary or affiliate thereof, and Executive shall not solicit any customer of client of the Company or solicit the services of individuals in the Company's employ.

      (b) Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the term of this Agreement or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by Executive while employed by the Company or any predecessor to the Company's business, and relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, Executive shall return to the Company the originals and all copies of any such information provided to or acquired by Executive in

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

connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by Executive during the course of his employment.

      (c) The parties have entered into this Section 11 of this Agreement in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally binding. If for any reason, this Section 11 is not binding because of its geographical scope or because of its term, then the parties agreed that this Agreement shall be deemed effective to the widest geographical area and/or the longest period of time as may be legally enforceable.

      (d) Executive acknowledges that the rights and privileges granted to the Company in this Section 11 are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law, and that a breach thereof by Executive of this Section 11 will cause the Company great and irreparable injury and damage. Accordingly, Executive hereby agrees that the Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 12 of this Agreement by Executive. This provision shall not be construed as a waiver of any other rights or remedies the Company may have for damages or otherwise.

SECTION 12.  NON-ASSIGNABILITY.
             -----------------

      Executive shall not have the right to assign, transfer, pledge, hypothecate or dispose of any right to receive payments hereunder or any rights, privileges or interest hereunder, all of which are hereby expressly declared to be non-assignable and non-transferable, except after termination of his employment hereunder. In the event of a violation of the provisions of this
Section 12, no further sums shall hereafter become due or payable by the Company or its subsidiaries and affiliates to Executive or his assignee, transferee, pledgee or to any other person whatsoever, and the Company shall have no further liability under this Agreement to Executive.

SECTION 13.  CLAIMS; MEDIATION.
             -----------------

      (a) All claims by Executive for compensation and benefits under this Agreement shall be directed to and determined by the Compensation Committee and shall be in writing. Any denial by the Compensation Committee or the Board of Directors of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to Executive for a review of a decision denying a claim and shall further allow Executive to appeal to the Board of Directors a decision of the Compensation Committee or the Board of Directors within sixty
(60) days after notification by the Compensation Committee or the Board of Directors, as applicable, that Executive's claim has been denied.

      (b) In the event that the parties hereto fail to resolve any dispute or controversy arising under or in connection with this Agreement within ninety
(90) following the date on

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

which such dispute or controversy arose, upon written demand by either party hereto to the other party hereto, such dispute or controversy shall be promptly submitted to non-binding mediation by a mediator mutually agreeable to both parties. Each party shall bear their respective expenses incurred in connection with such mediation and shall evenly divide the fees and expenses of such mediator.

SECTION 14.  EMPLOYMENT TAXES.
             ----------------

      All compensation paid pursuant to this Agreement, including compensation paid pursuant to Section 5 and Section 10 of this Agreement, shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.

SECTION 15.  BINDING EFFECT.
             --------------

      The rights and obligations of the Company and its subsidiaries under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not assign or alienate any interest of his in this Agreement.

SECTION 16.  WAIVER OF BREACH.
             ----------------

      The waiver by either party to this Agreement of a breach of any provision thereof by the other party shall not operate or be construed as a waiver of any subsequent breach of such party.

SECTION 17.  NOTICES.
             -------

      Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or by certified or registered mail or by a nationally recognized overnight delivery service, postage or other charges pre-paid, and addressed to: Geoffrey L. Faux, 840 Marseilles Drive, Atlanta, Georgia 30327 (if such notice is addressed to Executive), or to Orthodontic Centers of America, Inc., 13000 Sawgrass Village Circle, Suite 41, Ponte Vedra Beach, Florida 32082, Attention: Chief Executive Officer (if such notice is addressed to the Company), or such other address as may be designated by a party hereto in written notice to the other party hereto. Such notice shall be deemed to have been given or made on the date of delivery, if delivered by hand, or on the next following date if sent by mail or overnight delivery service.

SECTION 18.  ENTIRE AGREEMENT.
             ----------------

      This instrument shall be governed by the laws of the State of Florida and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreements, whether written or oral, between the parties. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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

SECTION 19.  COUNTERPARTS.
             ------------

      This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but each of which, when so executed, shall constitute but one and the same instrument.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By:/s/ Dr. Gasper Lazzara, Jr.
                                       ------------------------------
                                           Dr. Gasper Lazzara, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer



                                    /s/ Geoffrey L. Faux
                                    ---------------------------------
                                    Geoffrey L. Faux

                                       14